UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 19, 2021
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ARISTA NETWORKS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36468	20-1751121
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5453 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices) (Zip Code)

(408) 547-5500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ANET	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Election of New Director.
On July 19, 2021, the Board of Directors (the “Board”) of Arista Networks, Inc. (“Arista”) increased the size of the Board to nine members and appointed Lewis Chew to serve as an independent member of Arista’s Board effective immediately. Mr. Chew will serve as a Class III director with a term expiring at Arista’s 2023 annual meeting of stockholders. Mr. Chew was also appointed to the Audit Committee of the Board.
Mr. Chew, 58, has served as Executive Vice President and Chief Financial Officer of Dolby Laboratories, Inc., an audio, voice and imaging technology company, since June 2012. Mr. Chew also has served as a board member and audit committee chair of Cadence Design Systems, Inc., a provider of software, hardware, and system design tools to enable the design and development of electronic products, since 2020. Previously, Mr. Chew served as Senior Vice President of Finance and Chief Financial Officer of National Semiconductor Corporation, a manufacturer of electronic components, from 2001 to 2011. Prior to joining National Semiconductor Corporation, Mr. Chew was a partner at KPMG LLP, an accounting firm, serving numerous technology and financial institution clients. Mr. Chew served as a director of PG&E Corporation from 2009 to 2019. Mr. Chew holds a B.S. degree in accounting from Santa Clara University.
For his service as a non-employee director, Mr. Chew will be paid an annual director cash retainer of $75,000 in addition to a cash retainer of $10,000 to serve on the Company’s Audit Committee, which will be prorated for his first year of service. In the third quarter of 2021, Mr. Chew will be granted restricted stock units with a total value of $225,000 (based on the average closing stock price for the 30 trading day period ending on the grant date) that vest quarterly over one year and are subject to his continued service on the Board. Mr. Chew will also enter into Arista's standard form of indemnification agreement, pursuant to which Arista agrees to indemnify its directors to the fullest extent permitted by applicable law.
There is no arrangement or understanding between Mr. Chew and any other persons pursuant to which he was selected as a director of Arista. In addition, Mr. Chew does not have an interest in any transactions that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA NETWORKS, INC.

July 20, 2021	By: /s/ ITA BRENNAN
Ita Brennan
Chief Financial Officer
(Principal Accounting and Financial Officer)